EXECUTION COPY



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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                          Dated as of December 31, 1997


                                      among


                              AmComp Incorporated,
                                  as Borrower,


                        THE SUBSIDIARIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,


                                       AND


                               NATIONSBANK, N.A.,
                                     as Bank



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


                              TABLE OF CONTENTS


                                                                            Page
                                                                            ----


                                    ARTICLE I

                  DEFINITIONS.................................................1
SECTION 1.01.  Definitions....................................................1
SECTION 1.02.  Computation of Time Periods...................................23
SECTION 1.03.  Accounting Terms..............................................23

                                   ARTICLE II

                  AMOUNTS AND TERMS OF THE ADVANCES..........................24
SECTION 2.01.  The Committed Facilities......................................24
SECTION 2.02.  Interest......................................................25
SECTION 2.03.  Promissory Notes..............................................25

                                   ARTICLE III

                  OTHER PROVISIONS RELATING TO CREDIT FACILITY...............26
SECTION 3.01.  Default Rate..................................................26
SECTION 3.02.  Prepayments...................................................26
SECTION 3.03.  Fees..........................................................26
SECTION 3.04.  Capital Adequacy..............................................27
SECTION 3.05.  Inability To Determine Interest Rate..........................27
SECTION 3.06.  Illegality....................................................27
SECTION 3.07.  Requirements of Law...........................................28
SECTION 3.08.  Taxes.........................................................28
SECTION 3.09.  Indemnity.....................................................29
SECTION 3.10.  Payments, Computations. Etc...................................30
SECTION 3.11.  Confirmation of other Credit Documents........................31

                                   ARTICLE IV

                  GUARANTY...................................................31
SECTION 4.01.  The Guaranty..................................................31
SECTION 4.02.  Obligations Unconditional.....................................32
SECTION 4.03.  Reinstatement.................................................33
SECTION 4.04.  Remedies......................................................33
SECTION 4.05.  Rights of Contribution........................................33
SECTION 4.06.  Continuing Guaranty...........................................34

                                                                            Page
                                                                            ----

                                    ARTICLE V

                  CONDITIONS.................................................34
SECTION 5.01.  Closing Conditions............................................34


                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES.............................36
SECTION 6.01.  Financial Condition...........................................36
SECTION 6.02.  No Change; Dividends..........................................37
SECTION 6.03.  Organization; Existence; Compliance with Law..................37
SECTION 6.04.  Power; Authorization; Enforceable Obligations.................37
SECTION 6.05.  No Legal Bar..................................................37
SECTION 6.06.  No Material Litigation........................................38
SECTION 6.07.  No Default....................................................38
SECTION 6.08.  Ownership of Property: Liens..................................38
SECTION 6.09.  No  Burdensome Restrictions...................................38
SECTION 6.10.  Taxes.........................................................38
SECTION 6.11.  ERISA.........................................................39
SECTION 6.12.  Governmental Regulations, Etc.................................40
SECTION 6.13.  Pinnacle......................................................41
SECTION 6.14.  Subsidiaries..................................................41
SECTION 6.15.  Purpose of Advances...........................................42
SECTION 6.16.  Environmental Matters.........................................42
SECTION 6.17.  Insurance Policies............................................43
SECTION 6.18.  Places of Business............................................43

                                   ARTICLE VII

                  AFFIRMATIVE COVENANTS......................................43
SECTION 7.01.  Information Covenants.........................................43
SECTION 7.02.  Preservation of Existence and Franchises......................46
SECTION 7.03.  Books and Records.............................................46
SECTION 7.04.  Compliance with Law...........................................47
SECTION 7.05.  Payment of Taxes and Other Indebtedness.......................47
SECTION 7.06.  Insurance/Reinsurance.........................................47
SECTION 7.07.  Maintenance of Property.......................................47
SECTION 7.08.  Performance of Obligations....................................47
SECTION 7.09.  Use of Proceeds...............................................47
SECTION 7.10.  Audits/Inspections............................................48
SECTION 7.11.  Financial Covenants...........................................48
SECTION 7.12.  Additional Credit Parties.....................................48
SECTION 7.13.  Ownership of Subsidiaries.....................................49

SECTION 7.14.  Dividends.....................................................49
SECTION 7.15.  Banking Accounts..............................................49
SECTION 7.16.  Subordination of Other Loans, Etc.............................49
SECTION 7.17.  Hedging Arrangements..........................................49

                                  ARTICLE VIII

                  NEGATIVE COVENANTS.........................................50
SECTION 8.01.  Indebtedness..................................................50
SECTION 8.02.  Liens.........................................................50
SECTION 8.03.  Nature of Business............................................50
SECTION 8.04.  Consolidation, Merger, Sale or Purchase of Assets, Etc........50
SECTION 8.05.  Advances, Investments, Loans, Etc.............................51
SECTION 8.06.  Restricted Payments...........................................51
SECTION 8.07.  Prepayments of Indebtedness, Etc..............................51
SECTION 8.08.  Transactions with Affiliates..................................52
SECTION 8.09.  Fiscal Year...................................................52
SECTION 8.10.  Limitation on Restrictions on Subsidiary Dividends
                  and Other Distributions, Etc...............................52
SECTION 8.11.  Issuance of Stock.............................................53
SECTION 8.12.  Sale Leasebacks...............................................53
SECTION 8.13.  Settlements...................................................53
SECTION 8.14.  No Further Negative Pledges...................................53
SECTION 8.15.  No Foreign Subsidiaries.......................................53
SECTION 8.16.  No Amendments to Service Contracts............................53
SECTION 8.17.  Changes in Management.........................................54

                                   ARTICLE IX

                  EVENTS OF DEFAULT..........................................54
SECTION 9.01.  Events of Default.............................................54
SECTION 9.02.  Acceleration; Remedies........................................56

                                    ARTICLE X

                  MISCELLANEOUS..............................................57
SECTION 10.01.  Notices......................................................57
SECTION 10.02.  Right of Set-Off.............................................58
SECTION 10.03.  Benefit of Agreement.........................................58
SECTION 10.04.  No Waiver; Remedies Cumulative...............................59
SECTION 10.05.  Payment of Expenses, Etc.....................................59
SECTION 10.06.  Amendments, Waivers and Consents.............................60
SECTION 10.07.  Counterparts.................................................60

SECTION 10.08.  Headings.....................................................60
SECTION 10.09.  Survival.....................................................60
SECTION 10.10.  Governing Law; Arbitration...................................60
SECTION 10.11.  Severability.................................................61
SECTION 10.12.  Entirety.....................................................62
SECTION 10.13.  Binding Effect: Termination..................................62
SECTION 10.14.  Conflict.....................................................62

                                    SCHEDULES

                              -purposely omitted-

Schedule          1.01A             Existing Affiliate Contracts
Schedule          1.01B             Investments
Schedule          1.01C             Liens

Schedule          2.01(b)           Form of Advance Request
Schedule          2.03              Form of Facility A Note/Facility B Note
Schedule          3.03              Form of Warrantholders Rights Agreement
Schedule          5.01A             Form of Legal Opinion
Schedule          5.01B             Form of Legal Opinion of Special Counsel
Schedule          5.01C             Form of Waiver Under Pledge Agreement
Schedule          5.01(d)           Form of Assignment of Life Insurance Policy
Schedule          6.01(a)           Financial Statement Disclosures
Schedule          6.01(b)           Financial Statement Exceptions
Schedule          6.04              Required Consents, Authorizations, Notices
                                       and Filings
Schedule          6.05              Conflicts
Schedule          6.06              Litigation
Schedule          6.14              Subsidiaries
Schedule          6.18              Places of Business
Schedule          7.01(d)           Form of Officer's Compliance Certificate
Schedule          7.12              Form of Joinder Agreement
Schedule          8.01              Indebtedness

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 31, 1997 (the "Credit Agreement"), is by and among AMCOMP INCORPORATED, a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower identified on the signature pages hereto and such other subsidiaries as may from time to time become a party hereto (the "Guarantors") and NATIONSBANK, N.A. (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, the Borrower has entered into a Credit Agreement, dated as of December 30, 1996 (the "Original Credit Agreement"), with the Guarantors and the Bank;

         WHEREAS, the parties to the Original Credit Agreement wish to amend and restate the Original Credit Agreement as hereinafter set forth;

         WHEREAS, any collateral, guarantee, pledge or assignment that has heretofore been given as security under and in connection with the Original Credit Agreement or any other agreement, instrument or other document for the repayment of any Indebtedness incurred by the Borrower to the Bank shall continue to secure the repayment of such Indebtedness previously incurred and presently outstanding, together with all new Indebtedness now or hereafter incurred by the Borrower to the Bank under this Credit Agreement or any other Credit Document.

         NOW,  THEREFORE,  in  consideration  of the premises and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Definitions. As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "Actuarial Report" shall mean an actuarial review and valuation statement of an Insurance Subsidiary's loss and loss adjustment expense reserve positions as of June 30 and December 31 of any fiscal year (or such other date requested by the Bank), with respect to the insurance business in force, and covering such other subjects as are customary in actuarial reviews and reasonably requested by the Bank, prepared by an independent actuarial firm reasonably acceptable to the Bank in accordance with reasonable actuarial assumptions and procedures, not inconsistent with the assumptions and procedures previously employed, and accompanied by a report prepared by such actuarial firm reviewing the adequacy of loss reserves of each Insurance Subsidiary (which firm shall be provided access to or copies of all reserves analyses and valuations relating to the insurance business of each such Insurance Subsidiary) together with its opinion affirming the adequacy of such loss reserves.

                  "Additional Credit Party" means each Person that becomes a Guarantor after the Original Closing Date by execution of a Joinder Agreement.

                  "Advance" means a Facility A Advance or a Facility B Advance.

                  "Advance Fee" shall have the meaning  assigned to such term in
         Section 3.03(c).

                  "Advance Request" means a written request for an Advance in substantially the form of Schedule 2.01(b), as required by Section 2.01(b).

                  "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Annual Statement" means, with respect to any Insurance Subsidiary, such Insurance Subsidiary's annual statement to the insurance regulatory authorities of its domiciliary state, as the same may be amended from time to time.

                  "Applicable Percentage Rate" shall have the meaning assigned to such term in Section 2.02.

                  "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Advance, the appropriate applicable percentage corresponding on the following chart to the Debt Service Coverage Ratio in effect as of the most recent Calculation
         Date:

--------------------------------------------------------------------------------
                                                                Applicable
                                                              Percentage for
   Pricing Level           Debt Service Coverage Ratio       Eurodollar Loans
--------------------------------------------------------------------------------
         I            Greater than or equal to 3.00               2.25%
--------------------------------------------------------------------------------
         II           Greater than or equal to 2.50               2.50%
                      but less than 3.00
--------------------------------------------------------------------------------
        III           Less than 2.00                              2.75%
================================================================================

         The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") which is the first day of the month immediately following the date the Borrower provides the Bank with the financial statements pursuant to Section 7.01(a) and (b) and the officer's certificate in accordance with the provisions of Section 7.01(c); provided, however that (i) the initial Applicable Percentage shall be based on Borrower's financial statements for the most recently ended fiscal quarter and shall remain at such level until the first Calculation Date subsequent to the Original Closing Date and, thereafter, the Pricing Level shall be determined by the then current Debt Service Coverage Ratio, and (ii) if the Borrower fails to provide the Bank with the financial statements pursuant to Section 7.01(a) and
         (b) and the officer's certificate as required by Section 7.01(c) to the Bank in accordance with the requirements set forth therein, the Applicable Percentage for such Calculation Date shall be based on Pricing Level III until such time as financial statements and an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the then current Debt Service Coverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Advances as well as any new Advances made or issued.

                  "Assignment of Life Insurance Policy" means that Assignment of Life Insurance Policy, dated as of June 12, 1997, and substantially in the form of Schedule 5.01(d) hereto.

                  "Assumed Consolidated Scheduled Payments" means, as of any date of determination, (i) for the period from the Original Closing Date to the anniversary thereof, the then outstanding principal amount of the Advances divided by 10 minus scheduled payments of principal under the Notes for the succeeding twelve month period; (ii) for the period from the date one year and one day after the Original Closing Date to the anniversary thereof, then outstanding principal amount of the Advances divided by 5 minus scheduled payments of principal under the Notes for the succeeding twelve month period; and (iii) for any period thereafter, zero dollars.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (ii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (ii) such Person shall be unable to, or shall admit in writing its inability to pay its debts generally as they become due.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (i) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (ii) the Prime Rate in effect on such day. If for any reason the Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Bank to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Advance bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

                  "Borrower's Obligations" means, without duplication, (i) all of the obligations of the Borrower to the Bank, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to the Bank, or any Affiliate of the Bank, arising under any Hedging Agreement.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in West Palm Beach, Florida are authorized or required by law to close, except that, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England and New York, New York.

                  "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

                  "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Change of Control" means the occurrence of any of the following events: (i) Samuel Stephens or, during the period from the Closing Date until January 31, 1998, the trustee under that certain
         Samuel A. Stephens Irrevocable Trust Agreement, shall fail to have beneficial ownership, directly or indirectly, of at least 25% of the combined voting power of all Voting Stock of the Borrower, (ii) The Sprout Group and The Welsh, Carson, Anderson and Stowe Group shall fail, in the aggregate, to have beneficial ownership, directly or indirectly, of at least 45% of the combined voting power of all Voting Stock of the Borrower, (iii) the shareholders of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower, or (iv) during any period of up to 24 consecutive months, commencing after the Original Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" means the Surplus Notes and all promissory notes of the Subsidiaries to the Borrower, now owned or hereafter acquired (the "Collateral Notes"), life insurance on the life of Samuel Stephens and 100% of the outstanding capital stock of Pinnacle (the "Collateral Stock").

                  "Collateral Notes" shall have the meaning assigned in the definition of Collateral.

                  "Collateral Stock" shall have the meaning assigned in the definition of Collateral.

                  "Combined   Ratio"  means  the  combined   ratio  of  Pinnacle
         determined after payment of dividends and otherwise in accordance with SAP.

                  "Commitment" means the Bank's obligation to make Advances hereunder, including the Facility A Commitment or the Facility B Commitment, together with the right of the Bank to receive all payments of all principal, interest and other amounts due hereunder and under the other Credit Documents from the Borrower and all other rights, remedies, privileges, duties and obligations of the Bank hereunder and under the other Credit Documents.

                  "Commitment Fee" shall have the meaning assigned to such term in Section 3.03(a).

                  "Consolidated  Capitalization"  means, at any time, the sum of
         (i) Consolidated Net Worth at such time plus (ii) Consolidated Funded Indebtedness at such time.

                  "Consolidated Cash Restricted Payments" means, for any period, all cash Restricted Payments made by the Borrower and any of its Subsidiaries (other than any such Restricted Payments made to the Borrower or a Subsidiary) for such period.

                  "Consolidated EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Interest Expense for such period, (ii) Consolidated Tax Expense for such period and (iii) consolidated depreciation and amortization expense of the Borrower and its Subsidiaries for such period less (c) to the extent included in Consolidated Net Income, amortization of negative goodwill, all as determined in accordance with GAAP.

                  "Consolidated Funded Indebtedness" means, at any time, the outstanding principal amount of all Funded Indebtedness, without duplication, of the Borrower and its Subsidiaries at such time.

                  "Consolidated Interest Expense" means, for any period, all interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP.

                  "Consolidated Leverage Ratio" means, as of the last day of any fiscal quarter of the Borrower, the ratio of (i) Consolidated Funded Indebtedness as of such date to (ii) Consolidated Capitalization as of such date.

                  "Consolidated Net Income" means, for any period, net income after taxes for such period for the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Consolidated Net Worth" means, as of any date, total shareholders' equity of the Borrower and its Subsidiaries as of such date, as determined in accordance with GAAP, excluding the effect of FASB 115.

                  "Consolidated Net Written Premiums" means, as of the last day of any fiscal year, with respect to the Insurance Subsidiaries, the sum of the total amount of premiums written after deducting or adding premiums on business ceded to or assumed from others (as shown on line 32, column 4, Part 2B of page 9 of the Annual Statement for such date) by the Insurance Subsidiaries on a consolidated basis in accordance with SAP.

                  "Consolidated Net Written Premiums to Statutory Surplus Ratio" means, as of the last day of any fiscal year, the ratio of (i) Consolidated Net Written Premiums as of such date to (ii) Consolidated Statutory Surplus as of such date.

                  "Consolidated Scheduled Funded Indebtedness Payments" means, as of the last day of any fiscal quarter of the Borrower, the scheduled payments of principal on Funded Indebtedness for the Borrower and its Subsidiaries for the succeeding twelve month period.

                  "Consolidated Statutory Surplus" means, as of any date, with respect to the Insurance Subsidiaries, the aggregate amount (without duplication) of policyholders' surplus (as shown on line 25 in column 1 on page 3 of such Person's most recent SAP Statement) of the Insurance Subsidiaries on a consolidated basis in accordance with SAP, or an amount determined in a consistent manner for any date other than one as of which a SAP Statement is prepared.

                  "Consolidated Tax Expense" means, for any period, all income tax expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP.

                  "Consolidation" shall have the meaning assigned to such term in Section 2.01(d)(ii) hereof.

                  "Consolidation Date" means August 31, 1998.

                  "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the Pledge Agreement, the Assignment of Life Insurance Policy, each Joinder Agreement, the Warrantholders Rights Agreement, the Warrants and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Party" means any of the Borrower and the Guarantors.

                  "Debt Service Coverage Ratio" means, as of the last day of any fiscal quarter of the Borrower, the ratio of (a)(i) Operating Company Net Income for the four quarter period ended as of such date plus (ii) depreciation and amortization expenses of the Operating Companies for the four quarter period ended as of such date minus (iii) to the extent included in item (i), interest not paid when due on the Surplus Notes that remains outstanding as of any date of determination minus (iv) cash dividends of the Borrower for the four quarter period ended as of such date minus (v) capital expenditures determined in accordance with GAAP of the Operating Companies for the four quarter period ended as of such date to (b)(i) Consolidated Scheduled Funded Indebtedness Payments plus (ii) Assumed Consolidated Scheduled Payments.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Delivered Annual Statements" means with respect to the Borrower and its Subsidiaries, those Annual Statements, as filed with the appropriate Governmental Authorities of their respective states of domicile, for the fiscal year ending December 31, 1996.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                  "Eurodollar Loan" means any Advance bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for the Interest Period for each Advance, a per annum interest rate determined pursuant to the following formula:

                  Eurodollar Rate =           Interbank Offered Rate
                                      ---------------------------------
                                      1 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of loans bearing interest at the Eurodollar Rate is determined), whether or not the Bank has any Eurocurrency liabilities subject to such reserve requirement at that time. Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to the Bank. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means such term as defined in Section 9.01.

                  "Existing Affiliate Contracts" means those certain agreements identified on Schedule 1.01A attached hereto, as such agreements exist as of the Original Closing Date.

                  "Facility A Advance" shall have the meaning assigned to such term in Section 2.01(a).

                  "Facility A Commitment" shall have the meaning assigned to such term in Section 2.01(a).

                   "Facility A Note" means a promissory note of the Borrower payable to the order of the Bank, in substantially the form of Schedule
         2.03 hereto, evidencing the indebtedness of the Borrower to the Bank resulting from the Facility A Advance, as such amount may be increased pursuant to Section 2.01(d)(ii) hereof, and as such promissory note may be amended, modified, restated or replaced from time to time.

                  "Facility A Termination Date" means December 5, 2001 or such earlier date of termination of the Facility A Commitment pursuant to
         Article IX hereof.

                  "Facility B Advance" shall have the meaning assigned to such term in Section 2.01(b).

                  "Facility B Commitment" shall have the meaning assigned to such term in Section 2.01(b).

                  "Facility B Note" means a promissory note of the Borrower payable to the order of the Bank, in substantially the form of Schedule
         2.03 hereto, evidencing the indebtedness of the Borrower to the Bank resulting from the Facility B Advance, as such promissory note may be amended, modified, restated or replaced from time to time.

                  "Facility B Termination Date" means September 30, 1998 or such earlier date of termination of the Facility B Commitment pursuant to
         Article IX hereof.

                  "FDOI" means the Florida Department of Insurance.

                  "Fees" means all fees payable pursuant to Section 3.03.

                  "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank.

                  "Florida Insurance Laws" means all statutes, regulations, interpretations of any nature whatsoever applicable to any entity undertaking an insurance business in the State of Florida, including Pinnacle.

                  "Funded Indebtedness" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money, (ii) all purchase money Indebtedness of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iii) all Guaranty Obligations of such Person with respect to Funded Indebtedness of another Person, (iv) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Person, (v) all Funded Indebtedness of another Person secured by a Lien on any Property of such Person, whether or not such Funded Indebtedness has been assumed, and (vi) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Funded Indebtedness of any Person shall include the Funded Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
         Section 1.03 hereof.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantor" means each of those Persons identified as a "Guarantor" on the signature pages hereto, and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guarantying or intended to guaranty any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hedging Agreements" means any interest rate protection agreement between the Borrower and the Bank, or any Affiliate of the Bank, entered into in order to manage existing or anticipated interest rate risks associated with the obligations of the Borrower to the Bank under this Credit Agreement, the Notes or any of the other Credit Documents.

                  "Home Office Building" means, collectively, (i) the office building occupied by the Borrower and its Subsidiaries, (ii) the realty upon which such building is located in North Palm Beach, Florida, and
         (iii) the parking area dedicated to such office building.

                  "Indebtedness" of any Person means (i) all obligations of such
         Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements,
         (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guaranty Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements (including, but not limited to, the Hedging Agreements) (it being understood that the amount of Indebtedness under any agreement described in this subclause (ix), as of any date, shall be deemed to be equal to the termination value payable by such Person if such agreement were terminated on such date), (x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), and (xi) the principal balance outstanding under any synthetic lease, tax retention operating lease, off- balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; provided that Indebtedness shall not include (i) obligations with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or Reinsurance Agreements or Retrocession Agreements (including, without limitation, cut- through endorsements related thereto) entered into by, any Insurance Subsidiary in the ordinary course of its business and (ii) obligations with respect to Surplus Relief Reinsurance ceded by the Borrower or any Insurance Subsidiary. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

                  "Insurance   Subsidiary"  means  Pinnacle,   AmComp  Assurance
         Corporation and each Wholly Owned Subsidiary of the Borrower licensed to engage in the business of property and casualty insurance.

                  "Interbank Offered Rate" means, for the Interest Period for each Advance, a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Bank on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

                  "Intercompany Indebtedness" means any Indebtedness of a Credit Party which (i) is owing to any other Credit Party and (ii) by its terms is specifically subordinated in right of payment to the prior payment of the obligations of the Credit Parties under this Credit Agreement and the other Credit Documents on terms and conditions reasonably satisfactory to the Bank.

                  "Interest Payment Date" means the fifth day of each March, June, September and December, the date of repayment of principal of the applicable Advance and the applicable Termination Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                  "Interest Period" means a period of one month's duration commencing in each case, on the date of the borrowing (including renewals); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest
         Period shall extend beyond the Termination Date applicable to an Advance, (iii) no Interest Period shall extend beyond any Interest Payment Date or any principal amortization payment date, and (iv) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

                  "Investment", in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of, or equity interest in, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person.

                  "Investment Grade Securities" means (i) U.S. Government Obligations; (ii) any certificate of deposit, maturing not more than 365 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution that has combined capital and surplus of not less than $100,000,000 or its equivalent in foreign currency, whose debt is rated at the time as of which any investment there is made, of A (or higher) according to Standard & Poor's Corporation ("S&P") or Moody's Investors Services, Inc. ("Moody's"), or A1 (or higher) by IBCA Ltd., or if none of S&P, Moody's and IBCA Ltd. shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency; (iii) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) with a rating, at the time as of which any investment therein is made, of A-1 (or higher) according to S&P or "P-1" (or higher) according to Moody's, or if neither of S&P and Moody's shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency; (iv) any bankers' acceptances or any money market deposit accounts, in each case, issued or offered by any commercial bank having capital and surplus in excess of $100,000,000 or its equivalent in foreign currency, whose debt is rated at the time as of which any investment there is made, of "A" (or higher) according to S&P or Moody's or "A1" (or higher) by IBCA Ltd., or if none of S&P, Moody's and IBCA Ltd. shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency; (v) any fund investing exclusively in investments of the types described in clauses
         (i) through (iv) above. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section

         3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

                  "IRIS Tests" shall mean the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System or, in lieu thereof, any successor thereto, replacement thereof, substitute therefor or other substantially similar guidelines intended to measure the financial performance of companies in the property and casualty insurance industry, as the same shall be in effect from time to time.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 7.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "Material  Adverse Effect" means a material  adverse effect on
         (i) the combined condition (financial or otherwise), operations, business, assets or liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Lenders under the Credit Documents.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea- formaldehyde insulation.

                  "Maximum Consolidated Capitalization" means, as of the last day of any fiscal quarter of the Borrower, the ratio of Consolidated Funded Indebtedness to Consolidated Capitalization.

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001 (a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

                  "NAIC"   means   the   National   Association   of   Insurance
         Commissioners and any successor thereof.

                  "NationsBank" means NationsBank, N.A. and its successors and assigns.

                  "Non-Excluded Taxes" means such term as is defined in Section 3.08.

                  "Non-Guarantor Subsidiary" means any Non-Insurance Subsidiary which is not a Guarantor.

                  "Non-Insurance   Subsidiary"   means  any  Subsidiary  of  the
         Borrower which is not an Insurance Subsidiary.

                  "Note" means the Facility A Note or the Facility B Note.

                  "Operating Companies" means, collectively, the Borrower (on an unconsolidated basis), Pinnacle Administrative Company (as successor to Florida Administrators, Inc.) and Pinnacle Benefits, Inc. (as successor to Compensation Benefits, Inc.).

                  "Operating Company Net Income" means, for any period, net income after taxes, without duplication, for such period for the Operating Companies, as determined in accordance with GAAP.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "Original Closing Date" means December 30, 1996.

                  "PBGC"  means  the  Pension   Benefit   Guaranty   Corporation
         established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "Permitted Investments" means any of the following:  (i) cash;
         (ii) Investment Grade Securities; (iii) Investments in non-Investment Grade Securities so long as (a) the fair saleable value of all non-Investment Grade Securities held by the Insurance

         Subsidiaries does not exceed 10% of the consolidated Total Invested Assets of the Insurance Subsidiaries and (b) the fair saleable value of all non-Investment Grade Securities held by the Borrower and its Subsidiaries (including Insurance Subsidiaries) does not exceed 10% of the aggregate fair saleable value of all securities held by the Borrower and its Subsidiaries (including the Insurance Subsidiaries) on a consolidated basis; (iv) advances or loans to directors, officers, employees, agents, customers or suppliers (A) made in the ordinary course of business and consistent with the past practices of the Credit Parties or (B) to the extent not permitted by the foregoing subclause
         (A), that do not exceed $250,000 in the aggregate at any one time outstanding; (v) Investments in any Credit Party; (vi) Intercompany Indebtedness permitted by Section 8.01(c); (vii) Investments in a Non-Guarantor Subsidiary, provided that such Investments do not exceed $500,000 in the aggregate at any one time outstanding; (viii) accounts receivable created, acquired or made by the Borrower or any of its Subsidiaries in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (ix) Investments consisting of stock, obligations, securities or other property received by the Borrower or any of its Subsidiaries in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (x) repurchase agreements entered into by a Person with a commercial banking institution (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;
         (xi) the Home Office Building; (xii) Investments of the Borrower in any Insurance Subsidiary, provided that no Default or Event of Default exists hereunder or would occur as a result thereof; (xiii) other Investments existing as of the Original Closing Date and set forth in
         Schedule 1.01B; (xiv) Guaranty  Obligations  permitted by Section 8.01;
         (xv) acquisitions permitted by Section 8.04(d); and (xvi) transactions permitted by Section 8.08.

                  "Permitted Liens" means:

                           (i)      Liens in favor of the Bank;

                           (ii) Liens (other than Liens created or imposed under
                  ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                           (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                           (iv) Liens (other than Liens created or imposed under
                  ERISA) incurred or deposits made by the Borrower and its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (v) Liens in connection with attachments or judgments
                  (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                           (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                           (vii) Liens on Property securing purchase money Indebtedness to the extent permitted under Section 8.01, provided that (i) the Indebtedness secured by such Liens does not exceed the purchase price of the assets financed and (ii) any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

                           (viii) Liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements or agreements established with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or Reinsurance Agreements entered into by, the Borrower or any Insurance Subsidiary in the ordinary course of business;

                           (ix) deposits with insurance regulatory authorities;

                           (x) Liens on assets at the time such assets are acquired by the Borrower or any Subsidiary; provided that such Liens are not created in contemplation of such acquisition;

                           (xi) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; and

                           (xii) Liens existing as of the Original  Closing Date
                  and set forth on Schedule l.01C; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Original Closing Date.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "Pinnacle" means Pinnacle Assurance Corporation, a Wholly Owned Subsidiary of the Borrower.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pledge Agreement" means that certain Pledge and Security Agreement, dated as of December 30, 1996, pursuant to which the Borrower has granted to the Bank a security interest for the Borrower's Obligations in the Collateral.

                  "Prepayment Fee" shall have the meaning assigned to such term in Section 3.02.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by NationsBank as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by NationsBank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by NationsBank to any debtor).

                  "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Bank has received the officer's certificate in accordance with the provisions of Section 7.01(d). As used herein, "transaction" means (i) any acquisition of capital stock or securities or any purchase, lease or other acquisition of Property as referred to in Section 8.04(d), (ii) any Restricted Payment as referred to in Section 8.06(d) or (iii) any settlement as referred to in Section 8.13.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Quarterly Statement" means, with respect to any Insurance Subsidiary, such Insurance Subsidiary's quarterly statement to the insurance regulatory authorities of its domiciliary state, as the same may be amended from time to time.

                  "Regulation G, T, U, or X" means Regulation G, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reinsurance  Agreements" shall mean any agreement,  contract, treaty, certificate or other arrangement whereby an Insurance Subsidiary agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed by such an Insurance Subsidiary under a policy or policies of insurance issued by such an Insurance Subsidiary.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

                  "Reportable  Event"  means  any of the  events  set  forth  in
         Section 4043(c) of ERISA, other than those events as to which the post-event notice requirement is waived under subsections .13, .14, .18, .19, or .20 of PBGC Reg. Section 2615.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

                  "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding.

                  "Retrocession Agreement" means any agreement, contract, treaty or other arrangement (other than Surplus Relief Reinsurance) whereby any insurer cedes or assumes reinsurance to or from other insurers.

                  "Risk Based Capital Act" means the Risk Based Capital Model Act and the rules, regulations and procedures prescribed from time to time by the NAIC with respect thereto, in each case as amended, modified or supplemented from time to time by the NAIC.

                  "SAP" means, with respect to any Insurance Subsidiary, the accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of domicile of such insurance company for the preparation of Annual Statements, Quarterly Statements and other financial reports by insurance corporations of the same type as such Insurance Subsidiary, as applied on a consistent basis and subject to the terms of Section
         1.03 hereof.

                  "SAP Statement" means an Annual Statement or a Quarterly Statement

                  "Service Contracts" means (i) that certain Management Company Contract, dated as of April 7, 1995, between Pinnacle Administrative Company (formerly known as Florida Administrators, Inc.) and Pinnacle, as amended by the Amendment, dated as of January 26, 1996 and (ii) that certain Service Company Contract, dated as of April 7, 1995, between Pinnacle Administrative Company (formerly known as Florida Administrators, Inc.) and Pinnacle Benefits, Inc. (formerly known as Compensation Benefits, Inc.), as amended by the Amendment, dated as of January 26, 1996, as each such agreement is in effect on the Original Closing Date.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to generally pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business,
         (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subsidiary" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

                  "Surplus Notes" means those certain promissory notes, dated the Original Closing Date, in the principal amount of $10,000,000 and dated the Closing Date, in the principal amount of $5,000,000, issued by Pinnacle to the Borrower.

                  "Surplus Relief Reinsurance" means any transaction in which any Insurance Subsidiary cedes business under a Reinsurance Agreement that would be considered a "financing-type" Reinsurance Agreement as determined by the independent certified public accountants of the Borrower in accordance with principles published by the Financial Accounting Standards Board (including, but not limited to FASB 113 and EITF #93-6).

                  "Termination Date" means, with respect to the Facility A Advance, the Facility A Termination Date and, with respect to the Facility B Advance, the Facility B Termination Date.

                  "Termination Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan;
         (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA;
         (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

                  "Total Invested Assets" means, with respect to any Insurance Subsidiary, the amount set forth on line 8(a) in column 1 on page 2 of such Insurance Subsidiary's most recent SAP Statement.

                  "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                  "Warrantholders Rights Agreement" means the Warrantholders Rights Agreement, dated as of the date hereof, among the Borrower and the Bank in substantially the form of Schedule 3.03.

                  "Warrants" has the meaning set forth in the Warrantholders Rights Agreement.

                  "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock or other equity interests is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

         SECTION 1.02. Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         SECTION 1.03. Accounting Terms.

         (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Bank shall be prepared, (i) with respect to the Borrower and its consolidated Subsidiaries, in accordance with GAAP applied on a consistent basis and (ii) with respect to the Insurance Subsidiaries, in accordance with SAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP or SAP, as appropriate, applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.01 hereof; provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP, SAP or the rules promulgated with respect thereto or (b) the Bank shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Bank as to which no such objection shall have been made.

         (b) All references to line items in any column and on any page of an Insurance Subsidiary's SAP Statement are deemed to be references to the equivalent item in the event that the form of such Person's SAP Statement is amended.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

         SECTION 2.01. The Committed Facilities.

         (a) $15,000,000 Facility A. Subject to and upon the terms and conditions and relying upon the representations and warranties herein set forth, the Bank agrees to make an advance (the "Facility A Advance") to the Borrower on the date hereof in an amount not to exceed $15,000,000 (the "Facility A Commitment").

         (b) $5,000,000 Facility B. In addition to the Facility A Commitment, subject to and upon the terms and conditions and relying upon the representations and warranties herein set forth, the Bank agrees to make an advance (the "Facility B Advance") to the Borrower on the date hereof in an amount not to exceed $5,000,000 (the "Facility B Commitment").

         (c) Borrowing Procedure. The Borrower shall submit an appropriate Advance Request to the Bank not later than 11:00 A.M. (New York City time) on the proposed date for the making of an Advance, which Advance Request shall be irrevocable and shall specify, among other things, that the funding of an Advance is requested and the type of the Advance. Upon fulfillment of the conditions set forth in Section 5.01 on or prior to such date, the Bank shall make the Advance relating to such Advance Request available to the Borrower in same day funds on such date at the Bank's address referred to in Section 10.01.

         (d)      Repayment.

                  (i) Facility A. Subject to the provisions of paragraph (ii) hereof, the principal amount of the Facility A Advance shall be repaid in eleven (11) equal and consecutive quarterly installments of $750,000 due and payable as of the fifth day of each March, June, September and December, commencing on March 5, 1999; provided, that, the final installment of principal shall be payable on the Facility A Termination Date and shall be in an amount sufficient to pay the entire principal amount of the Facility A Advance outstanding on the Facility A Termination Date.

                  (ii) Facility B. The principal amount of the Facility B Advance shall be due and payable in one installment on the Facility B Termination Date, provided, that, upon the Borrower's request and at the Bank's election in its sole discretion, which election shall be in writing on notice to the Borrower as provided herein, the principal amount of the Facility B Advance may be consolidated with and added to the principal amount of the Facility A Advance on the Consolidation Date (the "Consolidation"). The Consolidation shall be subject to the satisfaction or waiver by the Bank on or prior to the Consolidation

         Date of conditions, in the Bank's sole discretion, including, but not limited to, the following:

                           (A) Consolidated EBITDA for the six-month period ending June 30, 1998 shall be greater than $6,000,000;

                           (B) the Borrower shall have received at least $10,000,000 in net proceeds from the issuance in an offering of its equity securities or subordinated debt on terms satisfactory to the Bank;

                           (C) the results of the December 31, 1997 and June 30, 1998 Actuarial Reports delivered to the Bank pursuant to Section 7.01(e) hereof are satisfactory to the Bank in its sole discretion;

                           (D) an Event of Default shall not have occurred (including any Event of Default waived by the Bank) or be continuing; and

                           (E) a Material Adverse Effect shall not have occurred.

         Upon the Consolidation, (1) the Facility B Advance shall be deemed to be repaid; (2) the outstanding principal amount of the Facility A Advance and the Facility A Commitment shall be deemed to be increased by the amount so consolidated, (3) the principal amount of the Facility A Advance shall be due and payable in quarterly installments of $1,000,000 and (4) the Borrower shall execute a replacement Facility A
         Note in substantially the form of Schedule 2.03 in the principal amount of the increased Facility A Commitment.

         SECTION 2.02. Interest. Subject to the provisions of Section 3.01, the Advances shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Percentage (the "Applicable Percentage Rate"). The interest on the Facility A Advance shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein). The interest on the Facility B Advance shall be payable in arrears on each applicable Interest Payment Date occurring on and after March 5, 1998 (or at such other times as may be specified herein).

         SECTION 2.03. Promissory Notes. The Facility A Advance shall be evidenced by a Facility A Note. The Facility B Advance shall be evidenced by a Facility B Note.

                                   ARTICLE III

                  OTHER PROVISIONS RELATING TO CREDIT FACILITY

         SECTION 3.01. Default Rate. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Advances and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 3% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 3% greater than the Applicable Percentage Rate).

         SECTION 3.02. Prepayments. The Borrower shall have the right to prepay the Advances in whole or in part, provided, however, that (i) Borrower shall additionally pay (a) all accrued and unpaid interest on such prepayment amount to the date of such prepayment and, (b) in the event such prepayment occurs within 36 months of the Original Closing Date, an amount equal to .50% of such prepayment amount (the "Prepayment Fee") to compensate the Bank for any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to make, continue or extend any portion of the principal amount of the Advances) as a result of such prepayment; (ii) the Advances may only be prepaid on three Business Days' prior written notice to the Bank which notice shall specify the amounts to be prepaid; (iii) any prepayment of the Advances will be subject to Section 3.07; and (iv) each such partial prepayment of the Advances shall be in a minimum principal amount of $250,000. Subject to the foregoing terms, amounts prepaid under this Section 3.02 shall be applied to principal installments thereof in inverse order of maturity. Amounts prepaid may not be reborrowed.

         SECTION 3.03.  Fees.

         (a) Commitment Fee. In consideration of the Facility A Commitment, the Borrower agrees to pay the Bank a commitment fee in the amount of $50,000 (the "Commitment Fee"), the entire amount of which the Bank acknowledges has been irrevocably paid prior to the date hereof.

         (b) Commitment Warrant. In consideration of the Facility B Commitment, the Borrower agrees to grant to the Bank on the Closing Date warrants to purchase 55,000 shares of the common stock of the Borrower on the terms and conditions set forth in the Warrantholders Rights Agreement and as evidenced by the Warrants.

         (c) Advance Fee. The Borrower agrees to pay the Bank from time to time an Advance Fee (each, an "Advance Fee") on the anniversary of the Original Closing Date and on each anniversary thereafter in the amount of .15% of the then outstanding principal amount of the Facility A Advance.

         SECTION 3.04. Capital Adequacy. If the Bank has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital or assets as a consequence of its commitments or obligations hereunder to a level below that which the Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy), then, upon notice from the Bank to the Borrower, the Borrower shall be obligated to pay to the Bank such additional amount or amounts as will compensate The Bank for such reduction. Each determination by the Bank of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         SECTION 3.05. Inability To Determine Interest Rate. If prior to the first day of any Interest Period, the Bank shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Bank shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given (a) any Advances requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Advances that were to have been continued as Eurodollar Loans shall be continued as Base Rate Loans. Until such notice has been withdrawn by the Bank, no further Eurodollar Loans shall be made or continued as such.

         SECTION 3.06. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Original Closing Date shall make it unlawful for the Bank to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) the Bank shall promptly give written notice of such circumstances to the Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of the Bank hereunder to make Eurodollar Loans and continue Eurodollar Loans as such shall forthwith be canceled and, until such time as it shall no longer be unlawful for the Bank to make or maintain Eurodollar Loans, the Bank shall then have a commitment only to make a Base Rate Loan when an Advance is requested and (c) Advances then outstanding, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Advances or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

         SECTION 3.07. Requirements of Law. If, after the Original Closing Date, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to the Bank, or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Original Closing Date:

                  (a) shall subject the Bank to any tax of any kind whatsoever with respect to any Advances made by it or its obligation to make Advances, or change the basis of taxation of payments to the Banks in respect thereof (except for (i) Non-Excluded Taxes covered by Section
         3.08 and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of the Bank or its applicable lending office, branch, or any affiliate thereof));

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Bank which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (c) shall impose on the Bank any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to the Bank, by an amount which the Bank deems to be material, of making, continuing or maintaining Advances or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from the Bank, in accordance herewith, the Borrower shall be obligated to promptly pay the Bank, upon its demand, any additional amounts necessary to compensate the Banks for such increased cost or reduced amount receivable. If the Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by the Bank and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by the Bank, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Advances and all other amounts payable hereunder.

         SECTION 3.08.  Taxes.

         (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of the Bank or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of the Bank or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which the Bank, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and the Bank, applicable lending office, branch or affiliate other than a connection arising solely from the Bank having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or the Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Bank hereunder or under the Notes, (A) the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and the Notes, and (B) as promptly as possible thereafter the Borrower shall send to the Bank for its own account, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Advances and all other amounts payable hereunder.

         (b) In connection with this transaction there may or may not be due certain documentary stamp taxes and/or intangible taxes imposed by the State of Florida (the "Florida Taxes"). In addition to (and not in limitation of) the indemnification with respect to tax liabilities set forth above, the Borrower agrees to indemnify the Bank, its directors, officers, agents and employees from and against any and all liability, damage, loss, cost, expense or reasonable attorney fees which may accrue to or be sustained by the Bank or its directors, officers, agents or employees on account of or arising from any claim or action raised by, filed or brought by or in the name of any Florida governmental or administrative department with respect to nonpayment of the Florida Taxes against the Bank, or any of its directors, officers, agents or employees.

         SECTION 3.09. Indemnity. The Borrower promises to indemnify the Bank and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur (other than through the Bank's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, Advances after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of an Advance after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of an

Advance on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, or continued, for the period from the date of such prepayment or of such failure to borrow or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Advances provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by the Bank) which would have accrued to the Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.07 shall survive the termination of this Credit Agreement and the payment of the Advances and all other amounts payable hereunder.

         SECTION 3.10.  Payments, Computations. Etc.

         (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Bank in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Bank's Charlotte, North Carolina office specified in Section 10.01 not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Bank may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Bank (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Bank the Advances, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Bank on account of the Borrower's Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Bank in connection with enforcing its rights under the Credit Documents;

                  SECOND, to payment of any Fees owed to the Bank;

                  THIRD, to the payment of all of the Borrower's Obligations consisting of interest;

                  FOURTH, to the payment of the outstanding principal amount of the Borrower's Obligations;

                  FIFTH, to all other Borrower's Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FOURTH" above; and

                  SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

         In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category.

         SECTION 3.11. Confirmation of other Credit Documents. The Borrower and the other Credit Parties hereby acknowledge and agree that the Pledge Agreement and the Assignment of Life Insurance Policy are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Borrower and the other Credit Parties hereby further acknowledge and confirm that the Pledge Agreement and the Assignment of Life Insurance Policy do and shall continue to secure the payment in full of all of the Borrower's Obligations.


                                   ARTICLE IV

                                    GUARANTY

         SECTION 4.01. The Guaranty. Each of the Guarantors hereby jointly and severally guarantees to the Bank, and each Affiliate of the Bank that enters into a Hedging Agreement, the prompt payment of the Borrower's Obligations in full when due (whether at stated maturity, by acceleration or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Borrower's Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Borrower's Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         SECTION 4.02. Obligations Unconditional. The obligations of the Guarantors under Section 4.01 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guaranty of or security for any of the Borrower's Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Borrower's Obligations for amounts paid under this Guaranty until such time as the Bank (and any Affiliates of the Banks entering into Hedging Agreements) have been paid in full, the Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Bank in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Borrower's Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

                  (iii) the maturity of any of the Borrower's Obligations shall be accelerated, or any of the Borrower's Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreements or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guaranty of any of the Borrower's Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, the Bank as security for any of the Borrower's Obligations shall fail to attach or be perfected; or

                  (v) any of the Borrower's Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Bank exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreements or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements or against any other Person under any other guaranty of, or security for, any of the Borrower's Obligations.

         SECTION 4.03. Reinstatement. The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Borrower's Obligations is rescinded or must be otherwise restored by any holder of any of the Borrower's Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Bank on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         SECTION 4.04. Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Bank, on the other hand, the Borrower's Obligations may be declared to be forthwith due and payable as provided in Section 9.02 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Borrower's Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Borrower's Obligations being deemed to have become automatically due and payable), the Borrower's Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 4.01.

         SECTION 4.05. Rights of Contribution. The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.05), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below) . The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.05 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guaranteed Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranteed Obligations; (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; and (iii) "Pro Rata Share", for the purposes of this
Section 4.05, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Original Closing Date (if any Guarantor becomes a party hereto subsequent to the Original Closing Date, then for the purposes of this Section 4.05 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Original Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Original Closing Date).

         SECTION 4.06. Continuing Guaranty. The guaranty in this Section 4 is a continuing guaranty, and shall apply to all Borrower's Obligations whenever arising.

                                    ARTICLE V

                                   CONDITIONS

         SECTION 5.01. Closing Conditions. The obligation of the Bank to enter into this Credit Agreement and to make the Facility A Advance or the Facility B Advance, shall be subject to satisfaction or waiver by the Bank of the following conditions (in form and substance acceptable to the Bank):

                  (a) The Bank shall have received original counterparts of this Credit Agreement executed by each of the parties hereto;

                  (b) The Bank shall have received (i) an original Facility A Note and an original Facility B Note, each executed by the Borrower
         (ii) original counterparts of the Waiver under the Pledge Agreement, in substantially the form of Schedule 5.01C, executed by each party thereto; (iii) original counterparts of the Warrantholders Rights Agreement executed by each of the parties thereto, and (iv) an original Warrant, executed by the Borrower;

                  (c)      The Bank shall have received an Advance Request;

                  (d) The Bank shall have received all documents it may reasonably request relating to the existence and good standing of each of the Credit Parties, the corporate or other necessary authority for and the validity of the Credit Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Bank;

                  (e) The Bank shall have received a certificate executed by the chief financial officer of the Borrower as of the Closing Date stating that immediately after giving effect to this Credit Agreement and the other Credit Documents, (i) the Borrower on a consolidated basis is Solvent, (ii) no Default or Event of Default exists and (iii) the representations and warranties set forth in Section 6 are true and correct in all material respects;

                  (f) The Bank shall have received legal opinions of Olshan, Grundman, Frome & Rosensweig, LLP, special counsel for the Credit Parties, and Maida Galloway & Neal, P.C., special Florida counsel for the Credit Parties, dated as of the Closing Date and substantially in the form of Schedule 5.01A or 5.01B;

                  (g) The Bank shall have received copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements of the Credit Documents including, without limitation, those set forth in Section 7.06(a);

                  (h) The Bank shall have received, for its own account, all fees and expenses required by this Credit Agreement or any other Credit Document to be paid on or before the Closing Date; and

                  (i) The Bank shall have received such other documents, agreements or information which may be reasonably requested by the Bank, including, without limitation, additional Collateral required to be pledged in accordance with the Pledge Agreement.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Bank that:

         SECTION 6.01. Financial Condition. (a) The audited consolidated balance sheets of the Subsidiaries as of December 31, 1996 and the audited statements of earnings and statements of cash flows for the years ended December 31, 1996 and December 31, 1995 have heretofore been furnished to the Bank. Such financial statements (including the notes thereto) (i) have been audited by Ernst & Young,
(ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the financial condition, results of operations and cash flows of the Subsidiaries as of such date and for such periods. The unaudited interim balance sheets of the Borrower and its consolidated Subsidiaries as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal quarterly period ended after December 31, 1996 and prior to the Closing Date have heretofore been furnished to the Bank. Such interim financial statements for each such quarterly period, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such periods. During the period from December 31, 1996 to and including the Closing Date, except as disclosed on Schedule 6.01(a), there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries, taken as a whole, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Bank on or prior to the Closing Date.

         (b) The Delivered Annual Statements, including, without limitation, the provisions made therein for reserves, policy and contract claims, copies of which have heretofore been delivered to the Bank, have been prepared in accordance with SAP applied on a consistent basis (except as otherwise disclosed to the Bank). The Quarterly Statements of each of the Insurance Subsidiaries, including, without limitation, the provisions made therein for reserves, policy and contract claims, as filed with the appropriate Governmental Authorities of its state of domicile, for the fiscal quarters ending March 31, 1997, June 30, 1997 and September 30, 1997, copies of which have heretofore been delivered to the Bank, have been prepared in accordance with SAP applied on a consistent basis (except as otherwise set forth in Schedule 6.01(b)). All SAP Statements which have heretofore been delivered to the Bank fairly present the financial condition, the results of operations, changes in equity and changes in financial position of the Insurance Subsidiaries as of and for the respective dates and period indicated therein.

         SECTION 6.02. No Change; Dividends. Since December 31, 1996, (a) there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect and (b) except as permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the capital stock or other equity interest in the Borrower or any of its Subsidiaries nor, except to the extent permitted under this Credit Agreement, has any of the capital stock or other equity interest in the Borrower or any of its Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by such Person.

         SECTION 6.03. Organization; Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (d) is in compliance with all material Requirements of Law.

         SECTION 6.04. Power; Authorization; Enforceable Obligations. Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to borrow hereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for consents, authorizations, notices and filings described in Schedule 6.04, all of which have been obtained or made or have the status described in such Schedule 6.04. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         SECTION 6.05. No Legal Bar. Except as otherwise described in Schedule 6.05, the execution, delivery and performance of the Credit Documents by the Credit Parties, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of any of the Borrower or any of its Subsidiaries pursuant to any such Requirement of Law or contractual obligation, and (c) will not violate or conflict with any provision of any Credit Party's articles of incorporation or by-laws.

         SECTION 6.06. No Material Litigation. Except as disclosed and described in Schedule 6.06, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues which (a) relates to any of the Credit Documents or any of the transactions contemplated hereby or thereby or (b) would be reasonably expected to have a Material Adverse Effect.

         SECTION 6.07. No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of their contractual obligations in any respect which would be reasonably expected to have a Material Adverse Effect.

         SECTION 6.08. Ownership of Property: Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

         SECTION 6.09. No Burdensome Restrictions. Except as previously disclosed in writing to the Bank on or prior to the Closing Date, no Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries would be reasonably expected to have a Material Adverse Effect.

         SECTION 6.10. Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Credit Parties, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

         SECTION 6.11.  ERISA.  Except as would not result in a Material Adverse
Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" under all Single Employer Plans (determined within the meaning of
         Section 401(a) (2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of all such Plans.

                  (c) Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(1) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (e) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Borrower, each Subsidiary of the Borrower and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FAS 106.

         SECTION 6.12.  Governmental Regulations, Etc.

         (a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by the Bank, the Borrower will furnish to the Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Advances was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Advances) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

         (b) Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, neither the Borrower nor any of its Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (c) The Insurance Subsidiaries have filed all reports, statements, documents, registrations, filings, or submissions required to be filed with any Governmental Authority with respect to which the failure to so file will individually or in the aggregate have a Material Adverse Effect, or except as otherwise agreed to by the applicable Governmental Authority. All such filings complied with applicable law in all material respects when filed, and no material deficiencies have been asserted by any Governmental Authority with respect to such filings or submissions.

         (d) No director, executive officer or principal shareholder of the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of the Bank. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to the Bank) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         (e) Each of the Borrower and its Subsidiaries has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business.

         (f) Neither the Borrower nor any of its Subsidiaries is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations) , which violation could reasonably be expected to have a Material Adverse Effect.

         (g) Each of the Borrower and its Subsidiaries is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         (h) Pinnacle has obtained from the FDOI all requisite approvals, authorizations and consents necessary for the conversion of Pinnacle from an assessable mutual to a domestic stock insurer and to undertake the transactions contemplated in this Agreement and the other Credit Documents including the purchase by the Borrower of all the issued and outstanding capital stock of Pinnacle.

         SECTION 6.13.  Pinnacle.  In regard to Pinnacle:

                  (a) Pinnacle has converted from an assessable mutual on January 26, 1996 and is a domestic stock insurer under the Florida Insurance Laws.

                  (b) Pinnacle has complied or otherwise caused all other applicable persons to comply with the terms and conditions of the Consent Order.

                  (c) The transaction by which the Borrower acquires all the issued and outstanding stock in Pinnacle is in compliance with the Consent Order.

         SECTION   6.14.   Subsidiaries.   Schedule  6.14  sets  forth  all  the
Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

         SECTION 6.15. Purpose of Advances. The proceeds of the Advances shall be used by the Borrower only to provide a subordinated working capital loan to Pinnacle, as evidenced by the Surplus Notes, to facilitate premium growth for Pinnacle.

         SECTION 6.16.  Environmental Matters.

         (a) Each of the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Borrower or any of its Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

         (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

         (c) Neither the Borrower nor any of its Subsidiaries has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does the Borrower or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of the Borrower or any of its Subsidiaries in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries, the Properties or the Businesses.

         (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         SECTION 6.17. Insurance Policies. All insurance policies or contracts, including, without limitation, annuities issued or assumed by the Insurance Subsidiaries and now in force, are, to the extent required under applicable law, on forms approved by the insurance regulatory authority of the state or jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection except where the issuance of such policies or contracts without such approval or expiration of the period for objection will not, individually or in the aggregate, have a Material Adverse Effect. All policy or annuity dividends and benefits payable by the Insurance Subsidiaries have in all material respects been paid in accordance with the terms of the policies and annuities under which they arose, except for such dividends or other benefits for which such Insurance Subsidiary reasonably believes there is a reasonable basis to contest payment, or will not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 6.18. Places of Business. The places of business of the Borrower and each Subsidiary set forth in Schedule 6.18 are true and correct and set forth, whenever applicable, whether said place of business is owned or leased by the Borrower and each Subsidiary, as the case may be, and, if leased, the name and address of the lessor.


                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all Commitments hereunder shall have terminated:

         SECTION 7.01. Information Covenants. The Borrower will furnish, or cause to be furnished, to the Bank:

         (a)      Annual Financial Statements.

                  (i) As soon as  available,  and in any event  within  120 days after the close of each fiscal year of the Borrower and its Subsidiaries, a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations, retained earnings, changes in stockholders' equity and cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Bank and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Borrower and its Subsidiaries as a going concern.

                  (ii) As soon as available, and in any event within 120 days (or, if later, as required by applicable law) after the close of each fiscal year of an Insurance Subsidiary, the most recent SAP Statement of such Insurance Subsidiary, as audited in accordance with applicable law and accompanied by a certificate of a knowledgeable officer of such Insurance Subsidiary to the effect that such SAP Statement fairly presents in all material respects the financial condition of such Insurance Subsidiary and has been prepared in accordance with SAP.

                  (iii) As soon as available, and in any event within 30 days of the close of each fiscal year end of the Borrower and its Subsidiaries, copies of annual budgets and projections for the following fiscal period.

         (b)      Quarterly Financial Statements.

                  (i) As soon as  available,  and in any  event  within  45 days after the close of each fiscal quarter of the Borrower and its Subsidiaries (other than the fourth fiscal quarter, in which case 120 days after the end thereof) a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations, retained earnings and cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Bank, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (ii) As soon as  available,  and in any  event  within 45 days after the close of each fiscal quarter of an Insurance Subsidiary (other than the fourth fiscal quarter, in which case 120 days after the end thereof), the most recent SAP Statement of such Insurance Subsidiary, in each case accompanied by a certificate of a knowledgeable officer of such Insurance Subsidiary to the effect that such SAP Statement fairly presents in all material respects the financial condition of such Insurance Subsidiary and has been prepared in accordance with SAP.

         (c) Monthly Financial Statements. As soon as available, and in any event within 30 days of the end of each month, internally prepared consolidated financial statements of the Borrower and its Subsidiaries, including a consolidated and consolidating balance sheet and income statement as of the end of such month.

         (d) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.01(a) and 7.01(b) above, a certificate of the chief financial officer of the

Borrower; substantially in the form of Schedule 7.01(d), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

         (e) Actuarial Report. On or prior to each March 15 and August 15, an Actuarial Report, dated December 31 and June 30, respectively, prepared by an independent actuary reasonably acceptable to the Bank and certified as to such Insurance Subsidiary's, including Pinnacle's, reserve position as of the date of such report by such independent actuary.

         (f) IRIS Test Results. As soon as received after the end of each Fiscal Year of each Insurance Subsidiary, a copy of the final report to such Insurance Subsidiary from the NAIC as to such Insurance Subsidiary's status under the IRIS Tests.

         (g) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person.

         (h) Reports. Promptly after transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to its shareholders or to a holder of any Indebtedness owed by the Borrower or any of its Subsidiaries in its capacity as such a holder; (b) copies of any reports on examination or similar reports, financial examination reports or market conduct examination reports by a Governmental Authority with respect to any Insurance Subsidiary relating to such Insurance Subsidiary's insurance business, (c) copies of all Insurance Holding Company Systems Act filings and (d) upon the request of the Bank, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

         (i) Notices. Promptly after obtaining knowledge thereof, the Borrower will give written notice to the Bank immediately of (a) the occurrence of an event or condition comprising of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (b) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect, (ii) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or, alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would likely have a Material Adverse Effect, or (iii) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

         (j) ERISA. Upon obtaining knowledge thereof, the Borrower will give written notice to the Bank promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Borrower shall furnish the Bank with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series) , as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3 (39) of ERISA).

         (k) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower or any of its Subsidiaries as the Bank may reasonably request.

         SECTION 7.02. Preservation of Existence and Franchises. The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority, except (a) as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted by Section 8.04(a), Section 8.04(b) or
Section 8.04(c) or (b) as would not, in the reasonable opinion of the Bank, result in a Material Adverse Effect.

         SECTION 7.03. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP and, with respect to any Insurance Subsidiary, SAP (including the establishment and maintenance of appropriate reserves).

         SECTION 7.04. Compliance with Law. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would have a Material Adverse Effect.

         SECTION 7.05. Payment of Taxes and Other Indebtedness. Except as otherwise provided pursuant to the terms of the definition of "Permitted Liens" set forth in Section 1.01, the Borrower will, and will cause each of its Subsidiaries to, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (iii) except as prohibited hereunder, all of its other Indebtedness as it shall become due.

         SECTION 7.06.  Insurance/Reinsurance.

         (a) The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

         (b) The Borrower will cause each of its Insurance Subsidiaries to maintain, at all time and in accordance with normal industry practice, Reinsurance Agreements that are with reinsurers rated "A-" or better by A.M. Best & Company, Inc.

         SECTION 7.07. Maintenance of Property. The Borrower will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         SECTION 7.08. Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages security agreements or other debt instruments (including, without limitation, the Subordinated Debt Agreement) to which it is a party or by which it is bound.

         SECTION 7.09 Use of Proceeds. The Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 6.15.

         SECTION 7.10. Audits/Inspections. Upon reasonable notice and during normal business hours, the Borrower will, and will cause each of its Subsidiaries to, permit representatives appointed by the Bank, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Bank or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person, all (unless an Event of Default shall have occurred and be continuing) at the Lenders' sole cost and expense and so long as Bank does not unreasonably interfere with the conduct or activities of the Borrower and its Subsidiaries.

         SECTION 7.11.  Financial Covenants.

         (a)   Consolidated   Leverage  Ratio.   The  Borrower  will  cause  the
Consolidated Leverage Ratio, as of the last day of each fiscal quarter, to be no greater than 0.40.

         (b) Debt Service Coverage Ratio. The Borrower will cause the Debt Service Coverage Ratio, as of the last day of each fiscal quarter, to be at least 1.40.

         (c) Consolidated Net Written Premiums to Statutory Surplus Ratio. The Borrower will cause the Consolidated Net Written Premiums to Statutory Surplus Ratio, as of the last day of each fiscal year of its Insurance Subsidiaries, to be no greater than 3.0 to 1.0.

         (d) Risk Based Capital. The Borrower will cause each Insurance Subsidiary to maintain a ratio, as of the last day of each fiscal year, of (A) Total Adjusted Capital (as defined in the Risk- Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) to (B) the Company Action Level RBC (as defined in the Risk-Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) of at least 175%.

         (e) Combined Ratio. The Borrower will cause Pinnacle's Combined Ratio as of the last day of each fiscal quarter, to be no greater than 101%.

         SECTION 7.12. Additional Credit Parties. Except as otherwise prevented by law (including with respect to an insurance company's ability to guaranty the obligations of an affiliate), upon the formation of any new Subsidiary by the Borrower or any Subsidiary, such new subsidiary shall promptly become a "Guarantor" hereunder by

                  (A) execution of a Joinder Agreement in substantially the form of Schedule 7.12 attached hereto;

                  (B) delivery of such other documentation as the Bank may reasonably request, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Bank.

         SECTION 7.13. Ownership of Subsidiaries. Except to the extent otherwise provided in Section 8.04(b) and Section 8.11, the Borrower shall, directly or indirectly, own at all times 100% of the capital stock of each of its Subsidiaries.

         SECTION 7.14. Dividends. Except as otherwise provided by law, the Borrower shall (a) cause each of its Subsidiaries from time to time to pay cash dividends or make other distributions or payments in cash (directly or, through other Subsidiaries of the Borrower, indirectly) to the Borrower in amounts that, taken together, are sufficient to permit the Borrower to (i) pay all principal of and any accrued interest in respect of the Advances and all other indebtedness or obligations of any and every kind owing by the Borrower to the Bank as the same shall become due and payable (whether at stated maturity, by mandatory prepayment, by acceleration or otherwise) and (ii) pay for all capital expenditures made by the Borrower, (b) cause each of its Insurance Subsidiaries to make payments in accordance with the terms of the Service Contracts, and (c) cause each of its Insurance Subsidiaries to request on a timely basis regulatory approval to the extent necessary for such Subsidiary to pay such dividends or make such distributions or payments.

         SECTION 7.15. Banking Accounts. The Borrower and its Subsidiaries shall maintain all their depository investment and other accounts with the Bank.

         SECTION 7.16. Subordination of Other Loans, Etc. All loans or fees owed to Affiliates of the Borrower shall, at all times, be subordinate to the Advances and the Borrower shall cause its Affiliates from time to time, to execute and deliver to the Bank subordination agreement in form and content satisfactory to the Bank; provided, however, so long as no Default exists or has occurred, the Borrower may pay (but not prepay) current principal and interest on such loans to such Affiliates.

         SECTION 7.17. Hedging Arrangements. The Borrower will cause the obligations of the Borrower under any Hedging Agreement to be secured by the Collateral.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all Commitments hereunder shall have terminated:

         SECTION 8.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur; assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness of the Borrower and any of its Subsidiaries set forth in Schedule 8.01 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

                  (c) Indebtedness of the Borrower and any of its Subsidiaries incurred in the ordinary course of business and consistent with the past practices of the Credit Parties.

                  (d) Intercompany Indebtedness incurred in the ordinary course of business and consistent with the past practices of the Credit Parties or for cash management purposes; and

                  (e) obligations of the Borrower in respect of the Hedging Agreements.

         SECTION 8.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of their Property, whether now owned or after acquired, including, without limitation, the Service Contracts, except for Permitted Liens.

         SECTION 8.03. Nature of Business. The Borrower will, and will cause its Subsidiaries to, remain principally engaged in the property and casualty insurance business and such business activities incidental or related thereto and will not engage in (i) writing lines of insurance for which it does not currently hold all necessary licenses or (ii) any line of business in which they are not currently engaged to such an extent that the business of the Borrower and its Subsidiaries taken as a whole would be fundamentally different in nature from the business of the Borrower and its Subsidiaries on the Original Closing Date.

         SECTION 8.04. Consolidation, Merger, Sale or Purchase of Assets, Etc. The Borrower will not, nor will it permit any of its Subsidiaries to:

                  (a)  except  in  connection   with  a  disposition  of  assets
         permitted by the terms of subsection (c) below, dissolve, liquidate or wind up their affairs;

                  (b) enter into any transaction of merger or consolidation; provided, however, that, so long as no Default or Event of Default would be directly or indirectly caused as a result thereof, (i) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower is the surviving corporation; (ii) any Subsidiary of the Borrower may merge or consolidate with any other Subsidiary of the Borrower, provided after giving effect to such merger or consolidation, no Default or Event of Default would exist hereunder;

                  (c) sell, lease, transfer or otherwise dispose of any Property or Subsidiary other than (i) the sale of assets pursuant to Reinsurance Agreements entered into in the ordinary course of business, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (iii) the sale of assets to the Borrower or any Subsidiary of the Borrower, provided that after giving effect to such sale or other disposition, no Default or Event of Default would exist hereunder, and (iv) as permitted by Section 8.11;

                  (d) except as otherwise permitted by Section 8.04(b), acquire all or any portion of the capital stock or securities of any other Person or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person.

         SECTION 8.05. Advances, Investments, Loans, Etc. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire, make or permit to exist any Investments other than Permitted Investments.

         SECTION 8.06. Restricted Payments.  Except as otherwise contemplated by
Section 7.14, the Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of capital stock of such Person, (b) to make dividends or other distributions payable to the Borrower (directly or indirectly through Subsidiaries of the Borrower) and (c) policyholder dividends from Pinnacle.

         SECTION 8.07. Prepayments of Indebtedness, Etc. The Borrower will not, nor will it permit any of its Subsidiaries to, (i) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (ii)(A) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, make (or give any notice with respect thereto) any voluntary or optional payment, any prepayment or any redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness (other than Subordinated Indebtedness) or (B) make (or give any notice with respect thereto) any voluntary or optional payment, any prepayment or any redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Indebtedness or (C) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) where such change would have a Material Adverse Effect.

         SECTION 8.08. Transactions with Affiliates. Except as contemplated under this Credit Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (or series of related transactions) directly or indirectly with or for the benefit of any Affiliate of the Borrower (other than a Subsidiary) or any officer or director of any Affiliate unless (a) such transaction (or series of related transactions) is in the ordinary course of business on terms that are no less favorable to the Borrower or such Subsidiary, as the case may be, than the Borrower or any such Subsidiary would obtain in a comparable transaction (or series of related transactions) with a Person not an Affiliate, (b) such transaction (or series of related transactions) is approved by the Board of Directors of the Borrower, and
(c) with respect to any transaction (or series of related transactions) involving aggregate payments or commitments in excess of $10,000,000, the Borrower receives an opinion from a nationally recognized investment banking firm, or other nationally or regionally recognized appraisal firm, that such transaction (or series of related transactions) is fair to the Borrower or such Subsidiary, as the case may be, from a financial point of view. The restrictions contained in the foregoing sentence shall not apply to any payments made under the Existing Affiliate Contracts.

         SECTION 8.09. Fiscal Year. The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year.

         SECTION 8.10. Limitation on Restrictions on Subsidiary Dividends and Other Distributions, Etc. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's capital stock,
(b) subject to subordination provisions, pay any Indebtedness owed to the Borrower or any other Credit Party, (c) make loans or advances to any other Credit Party or (d) transfer any of its Property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest and (ii) this Credit Agreement and the other Credit Documents.

         SECTION 8.11. Issuance of Stock. The Borrower will not, nor will it permit any of its Subsidiaries to, issue, sell or otherwise dispose of any shares of capital stock of any Subsidiary of the Borrower (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock of any Subsidiary of a Borrower, provided, that AmComp Assurance Corporation may issue options to its employees and agents exercisable for no more than 10% of the common stock of AmComp Assurance Corporation outstanding at the time of any such issuance.

         SECTION 8.12. Sale Leasebacks. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (iii) which such Person has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (iv) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease.

         SECTION 8.13. Settlements. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any binding settlement agreement with respect to any litigation, investigation or proceeding, whether pending or threatened, by or against the Borrower or any of its Subsidiaries, unless after giving effect on a Pro Forma Basis to any such settlement (including but not limited to any payment made or any Indebtedness to be incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith), no Default or Event of Default would exist hereunder.

         SECTION 8.14. No Further Negative Pledges. Except with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), the Borrower will not, nor will it permit any of its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

         SECTION 8.15. No Foreign Subsidiaries. Neither the Borrower nor any of its Subsidiaries will create, acquire or permit to exist any direct or indirect Subsidiary of such Person which is not incorporated or organized under the laws of any State of the United States or the District of Columbia.

         SECTION 8.16. No Amendments to Service Contracts. Except as otherwise required by law, the Borrower will not, nor will it permit any of its Subsidiaries to, amend, modify or alter any of the terms or provisions of the Service Contracts, provided, that the Service Contracts may be amended, supplemented or modified to add AmComp Assurance Corporation as a party on terms no less favorable to Pinnacle Administrative Company than those set forth in the existing Service Contracts.

         SECTION 8.17 Changes in Management. Neither the Borrower nor any of its Subsidiaries will, without the prior written consent of the Bank, which consent will not be unreasonably withheld and the granting or withholding of which will be delivered promptly, materially change, or permit a material change in, the nature or scope of responsibilities or duties of Fred Lowe or Samuel Stephens with respect to the management of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries will, without prior written notice to the Bank, materially change the nature or scope of responsibilities or duties of any person serving in senior management of the Borrower or any of its Subsidiaries, including any President, Chairman, Vice President, Secretary, Treasurer, Chief Executive Officer or Chief Financial Officer.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

         SECTION 9.01. Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default")

         (a)      Payment.  Any Credit Party shall

                  (i) default in the payment when due of any principal of any of the Loans, or

                  (ii) default, and such default shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

         (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

         (c)      Covenants.  Any Credit Party shall

                  (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.02, 7.09, 7.11, 7.12 or
         8.01 through 8.16, inclusive, or

                  (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.01) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Bank; or

         (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or
(ii) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted by Section 8.04(a), Section 8.04(b) or
Section 8.04(c), any Credit Document shall fail to be in full force and effect or to give the Bank the Liens, rights, powers and privileges purported to be created thereby; or

         (e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted by Section 8.04(a),
Section 8.04(b) or Section 8.04(c), the guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

         (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to the Borrower or any of its Subsidiaries; or

         (g) Insurance Regulatory Orders. There shall occur any seizure, vesting, or intervention by or under the authority of any Governmental Authority by which (i) the management of any Insurance Subsidiary is displaced, or (ii) the authority of any Insurance Subsidiary is displaced, or is curtailed, in any materially adverse manner; or

         (h)      Defaults under Other Agreements.

                  (i) The Borrower or any of its Subsidiaries shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any obligation or condition of the Service Contracts; or

                  (ii) The Borrower or any of its Subsidiaries shall default, in any materially adverse manner, in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any obligation or condition of any contract or lease; or

                  (iii) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement), (A) the Borrower or any of its Subsidiaries shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) , any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

         (i)      Judgments.

                  (i) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability of $50,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

         (j) ERISA. Any of the following events or conditions, if such event or condition could have a Material Adverse Effect: (1) any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Bank, likely to result in (i) the termination of, such Plan for purposes of Title IV of ERISA, or (ii) the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(1) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

         (k) Ownership. There shall occur a Change of Control.

         SECTION 9.02. Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Bank or cured to the satisfaction of the Bank (pursuant to the voting procedures in Section 11.06), the Bank shall by written notice to the Credit Parties take any of the following actions:

                  (i)  Termination  of  Commitments.   Declare  the  Commitments
         terminated whereupon the Commitments shall be immediately terminated.

                  (ii) Acceleration. Declare (i) the unpaid principal of, (ii) any accrued interest in respect of and (iii) Prepayment Fee relating to, all Advances and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Bank hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

         Notwithstanding  the  foregoing,  if an Event of Default  specified  in
Section 9.01(f) shall occur, then the Commitments shall automatically terminate and all Advances, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Bank hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Bank.


                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Bank, set forth below, or at such other address as such party may specify by written notice to the other parties hereto:

                  if to the Borrower or the Guarantors:

                           AmComp Incorporated
                           P.O. Box 14846
                           North Palm Beach, Florida  33408
                           Attn:    Chief Executive Officer
                           Telephone:       (407) 840-7140
                           Telecopy:        (407) 840-7192

                  with a copy to:

                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York 10002
                           Attn:    David J. Adler
                           Telephone:       (212) 753-7200
                           Telecopy:        (212) 755-1467

                  if to the Bank:

                           NationsBank, N.A.
                           1555 Palm Beach Lakes Boulevard, Suite 310
                           West Palm Beach, Florida 33401-2377
                           Attn:    Commercial Banking Manager
                           Telephone:       (561) 471-7611
                           Telecopy:        (561) 684-2726

         SECTION 10.02. Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Bank is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Bank (including, without limitation branches, agencies or Affiliates of the Bank wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to the Bank hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Bank shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of the Bank subsequent thereto.

         SECTION 10.03. Benefit of Agreement. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests without prior written consent of the Lenders.

         SECTION 10.04. No Waiver; Remedies Cumulative. No failure or delay on the part of the Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Bank and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Bank to any other or further action in any circumstances without notice or demand.

         SECTION 10.05. Payment of Expenses, Etc. The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the Bank in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of King & Spalding, special counsel to the
Bank)  and  any  amendment,  waiver  or  consent  relating  hereto  and  thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (B) of the Bank in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Bank and each of the Lenders); (ii) pay and hold the Bank harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Bank) to pay such taxes; and (iii) indemnify the Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not the Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Advances (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         SECTION 10.06. Amendments, Waivers and Consents. Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Bank and the Borrower.

         SECTION 10.07. Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         SECTION 10.08. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         SECTION 10.09. Survival. All indemnities set forth herein, including, without limitation, in Section 3.07, 3.09, or 10.05 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

         SECTION 10.10.  Governing Law; Arbitration.

         (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (b) ANY  CONTROVERSY  OR CLAIM  BETWEEN  OR AMONG  THE  PARTIES  HERETO
INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ ENDISPUTE AND ANY SUCCESSOR THEREOF (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS

AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         (c) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

         (d) RESERVATION OF RIGHTS. NOTHING IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT SHALL BE DEEMED TO (i) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN T HIS AGREEMENT; OR (ii) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (iii) LIMIT THE RIGHT OF THE BANK HERETO (a) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (b) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (c) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         SECTION 10.11. Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         SECTION 10.12. Entirety. This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         SECTION 10.13. Binding Effect: Termination. (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Bank, and the Bank shall have received copies hereof (telefaxed or otherwise) and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors and the Bank and their respective successors and assigns.

         (b) The term of this Credit Agreement shall be until no Advances or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until the Commitments hereunder shall have expired or been terminated.

         SECTION 10.14. Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                           [Signature Pages to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                                            AMCOMP INCORPORATED,
                                                     a Delaware corporation


                                                     By  /s/ Don Johnson
                                                         ---------------------
                                                         Name: Don Johnson
                                                         Title: Vice President

STATE OF NEW YORK   )
                    ) to wit:
COUNTY OF NEW YORK  )

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County listed above to take acknowledgments, personally appeared Don Johnson who is personally known to me to be the person named as attorney-in-fact in the foregoing and who executed the foregoing instrument on December 31, 1997, and who acknowledged before me in the State of New York, County of New York, that he executed same.

         This acknowledgment is given for the sole purpose of verifying the identity of the parties who signed the foregoing instrument and the place of its signing, and without any liability on the part of the Notary with regard to the obligations of the foregoing instrument.

         WITNESS my hand and official seal this 31 day of December, 1997.

                                             /s/ Dennis Gitler
                                             -----------------------------------
                                             Print Name:  Dennis Gitler
                                                          ----------------------
                                             Notary Public - State of New York
                                                                     -----------
                                             Commission Number:
                                                               -----------------
                                             Commission Expires:
                                                                ----------------
(NOTARIAL SEAL)

                                                 Dennis Gitler
                                        Notary Public, State of New York
                                                No. 01GI5044850
                                           Qualified in Kings County
                                      Certificate Filed in New York County
                                           Commission Expires 6/5/99
                                                              --------

GUARANTORS:                                  PINNACLE ADMINISTRATIVE COMPANY,
                                             a Florida corporation


                                             By  /s/ Don Johnson
                                                 ---------------------
                                                 Name: Don Johnson
                                                 Title: Vice President

                                             PINNACLE BENEFITS, INC.,
                                             a Florida corporation


                                             By  /s/ Don Johnson
                                                 ---------------------
                                                 Name: Don Johnson
                                                 Title: Vice President

STATE OF NEW YORK    )
                     ) to wit:
COUNTY OF NEW YORK   )

    I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County listed above to take acknowledgments, personally appeared Don Johnson who has produced the following identification DRIVERS LICENSE and who executed the foregoing instrument on December 31, 1997, and who acknowledged before me in the State of New York, County of New York, that he executed same.

    This acknowledgment is given for the sole purpose of verifying the identity of the parties who signed the foregoing instrument and the place of its signing, and without any liability on the part of the Notary with regard to the obligations of the foregoing instrument.

    WITNESS my hand and official seal this 31 day of December, 1997.

                                             /s/ Dennis Gitler
                                             -----------------------------------
                                             Print Name:  Dennis Gitler
                                                          ----------------------
                                             Notary Public - State of
                                                                     -----------
                                             Commission Number:
                                                               -----------------
                                             Commission Expires:
                                                                ----------------

(NOTARIAL SEAL)

                                                 Dennis Gitler
                                        Notary Public, State of New York
                                                No. 01GI5044850
                                           Qualified in Kings County
                                      Certificate Filed in New York County
                                           Commission Expires 6/5/99
                                                              --------

BANK:                                             NATIONSBANK, N.A.


                                                  By  /s/ John M. Powell
                                                      -------------------------
                                                      Name:  John M. Powell
                                                      Title: Vice President

STATE OF NEW YORK   )
                    ) to wit:
COUNTY OF NEW YORK  )

    I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County listed above to take acknowledgments, personally appeared John M. Powell who is personally known to me to be the person named as attorney-in-fact in the foregoing and who executed the foregoing instrument on December 31, 1997, and who acknowledged before me in the State of New York, County of New York, that he executed same.

    This acknowledgment is given for the sole purpose of verifying the identity of the parties who signed the foregoing instrument and the place of its signing, and without any liability on the part of the Notary with regard to the obligations of the foregoing instrument.

    WITNESS my hand and official seal this 31 day of December, 1997.

                                             /s/ Dennis Gitler
                                             -----------------------------------
                                             Print Name:  Dennis Gitler
                                                          ----------------------
                                             Notary Public - State of
                                                                     -----------
                                             Commission Number:
                                                               -----------------
                                             Commission Expires:
                                                                ----------------

(NOTARIAL SEAL)


                                        Notary Public, State of New York
                                                No. 01GI5044850
                                           Qualified in Kings County
                                      Certificate Filed in New York County
                                           Commission Expires 6/5/99
                                                              --------